Exhibit 10.1

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF LOUISIANA

NEW ORLEANS DIVISION

IN RE: FEMA TRAILER	MDL NO. 1873
FORMALDEHYDE
PRODUCT LIABILITY LITIGATION	SECTION “N-5”

JUDGE ENGELHARDT
MAG. JUDGE CHASEZ

THIS DOCUMENT IS RELATED TO ALL CASES

STIPULATION OF SETTLEMENT

It is hereby Stipulated and Agreed, by and between Plaintiffs and Settlors (as those terms are hereinafter defined), that all claims set forth in the Pending Actions are settled, compromised and dismissed on the merits and with prejudice as to the Settlors on the terms and conditions set forth in this Stipulation of Settlement (hereinafter “Agreement” or “Settlement Agreement”), subject to the approval of the Court.

I.	DEFINITIONS

As used in this Agreement and the attached exhibits (which are an integral part of this Agreement and are incorporated in their entirety by reference), the following terms have the following meanings, unless a section or subsection of this Agreement or its exhibits provides otherwise

A. “Agreement” or “Settlement Agreement” means this Stipulation of Settlement and the attached exhibits.

B. “Attorneys’ Fees and Expenses” means such funds as may be awarded to the PSC by the Court, for distribution to the PSC and/or any Class Member’s attorney, out of the Settlement Fund in connection with the MDL or any Pending Action.

C. “Claim” means a request for Class Benefits that is submitted by a Class Member or his or her authorized representative to the Special Master in accordance with Section VI herein.

D. “Claim Form” means the document attached hereto as Exhibit B.

E. “Claim Form Deadline” means the deadline set by the Court by which Claimants are required to submit a Claim to the Special Master as provided in this Agreement

F. “Claimant” is a Class Member, or the legal or authorized representative of a Class Member, who submits a Claim to the Special Master.

G. “Claims Process” means the process and procedure for the submission, evaluation and resolution of Claims, as more particularly described in Section VI of this Agreement.

H. “Class” and “Class Members” means:

(a) All individuals who claim Damages and who are named as Plaintiffs in any and all of the Pending Actions as of the time this class settlement is submitted for Court approval at a Fairness Hearing; and

(b) All individuals not included in subparagraph (a), who claim to have:

(i) been exposed to formaldehyde in an EHU that (1) was Manufactured by any Manufacturer; and (2) was provided by FEMA to persons displaced by Hurricanes Katrina and/or Rita; and

(ii) suffered or experienced, as of the date of the final Court approval of this class settlement, any discomfort, illness, sickness (medical, psychological or psychiatric), symptom, complaint, disability, or loss of any kind as a result of such exposure.

I. “Class Benefits” or “Class Relief” means those monetary benefits to be given to Entitled Class Members.

J. “Class Benefit Formula” means the formula, established by the Special Master and approved by the Court, to establish payment amounts from the several Settlement Funds, as appropriate, to all Entitled Class Members. The Special Master shall submit the Class Benefit Formula to the Court for approval five (5) days prior to the Fairness Hearing.

K. “Class Notice Package” means the notice package, as approved in form and content by the PSC, the Settlors and the Court, and attached hereto as Exhibit E, to be provided to potential Class Members as set forth in Section V herein.

L. “Class Representative” shall mean and refer to the those Class Members whose names will be submitted to the Court for consideration as adequate representatives of the Class and who will be designated by the Court to appear on behalf of and to represent the Class in the Action pursuant to Rule 23 of the Federal Rules of Civil Procedure. Named as provisional class representatives for precertification purposes are those persons identified on Exhibit F attached hereto.

M. “Court” means the United States District Court for the Eastern District of Louisiana, New Orleans Division, Hon. Kurt D. Engelhardt presiding.

N. “Damages” means any and all elements of relief, remedies, or recovery of whatsoever nature, whether now known or now unknown, existing now or arising in the future, recognized by the law of any jurisdiction, including, but not limited to money damages, past and future medical expenses, economic loss, property loss, compensatory, equitable, punitive or exemplary damages, loss of past or future income and wage earnings capacity, unpaid wages, past and future physical impairment and disability, loss of enjoyment of life, past and future pain, suffering, and mental anguish, past and future disfigurement, wrongful death, loss of past and future society, companionship, and consortium, future loss of life, hearing loss, fear of injury, fear of future injury, physical injury and disease of the head, heart, chest, lungs, back, neck, hips, extremities, and all other parts of the body, disease or other injury related to alleged exposure to formaldehyde, and harm not yet known resulting from exposure to formaldehyde (including, but not limited to sensory irritation of the eyes, nose, and throat; upper respiratory tract pathology; pulmonary function; asthma and atopy; neurologic and behavioral toxicity; reproductive and developmental toxicity; and immunological toxicity), cancer of any type, classification, or nature, psychological injuries, psychiatric and psychological disorders and syndromes, depression and anxiety, lost wages, repatriation expenses, claim for transportation, court costs, and any other types of damages cognizable under any law, whether now known or now unknown or now manifested or not manifested.

O. “Disbursing Account” means and refers to the account to be established, upon final approval by the Court, for disbursement of settlement proceeds.

P. “EHU” means Emergency Housing Unit, which is a travel trailer, park model trailer or other recreational vehicle Manufactured or alleged to have been Manufactured by a Manufacturer and that was provided by FEMA for use as emergency housing for individuals after Hurricanes Katrina and Rita.

Q. “Entitled Class Member” means a Class Member whose Claim(s) has been adjudged (1) timely, and (2) valid and payable by the Special Master based upon the Claims Process set forth in Section VI herein.

R. “Fairness Hearing” means the hearing at or after which the Court will make a final decision whether to approve this Settlement Agreement as fair, reasonable and adequate. The Parties will propose a date to the Court for this hearing.

S. “FEMA” means the Federal Emergency Management Agency.

T. “Final Order and Judgment” means the Court’s Order giving its final approval to the settlement and this Agreement, and the judgment entered pursuant to that Order, as contemplated in Section XII of this Agreement and attached as Exhibit G hereto.

U. “Final Settlement Date” means the date on which the Final Order and Judgment approving this Agreement becomes final. For purposes of this definition, the Final Order and Judgment shall become final:

(i)	if no appeal is taken therefrom, ten days after the time to appeal therefrom has expired;

(ii)	if any appeal is taken therefrom, ten days after the date on which all appeals therefrom, including petitions for rehearing or reargument, petitions for rehearing en banc and petitions for certiorari or any other form of review, have been finally disposed of in a manner resulting in an affirmance of the Final Order and Judgment; or

(iii)	on a date after entry of the Final Order and Judgment, which date counsel for the Parties agree to in writing.

V. “Individual Settlement Sheet” means the individual sheets which are collectively attached to this Settlement Agreement as Exhibit A and which have been executed by each Settlement Group. Each Individual Settlement Sheet shall contain: (1) the names of the settling Manufacturer(s) and/or their insurer(s); (2) the names of the counsel for the Manufacturer(s) and/or Insurer(s); (3) the Settlement Amount to be paid by that Settlement Group; and (4) any particular provisions unique to Plaintiffs and/or that Settlement Group.

W. “Lien Resolution Administrator” or “LRA” means the Garretson Firm Resolution Group, Inc., appointed to perform certain functions as described in more detail in Section XIV.

X. “Manufactured” means constructed or assembled an EHU and/or any component parts thereof.

Y. “Manufacturer” means a Settlor that Manufactured an EHU.

Z. “MDL” means the Multi-District Litigation proceeding captioned “In Re FEMA Trailer Formaldehyde Product Liability Litigation, MDL No. 1873 (E.D. of Louisiana, New Orleans Division).

AA. “Opt-Out” means a request for exclusion from the Class as provided in Section VII of this Settlement Agreement.

BB. “Opt-Out Deadline” means June 25, 2012, the final day by which a Class Opt-Out must be received by the PSC to be valid.

CC. “Parties” means Plaintiffs and Settlors collectively and, where applicable, their respective counsel. “Party” means a Plaintiff or a Settlor.

DD. “Pending Actions” shall mean and refer to all of the civil lawsuits, in state or federal court, filed by putative Class Members against any of the Settlors, whether or not such civil lawsuits have been transferred into , are pending in, or have been remanded from the MDL. Exhibit H provides a list of all currently known Pending Actions.

EE. “Plaintiff” or “Plaintiffs” means those Class Members listed on Exhibit F and/or any other Class Members added to the Action as named plaintiffs, in their individual and representative capacities.

FF. “Preliminary Approval Order” means the Order to be entered by the Court concerning notice, administration and the Fairness Hearing, as contemplated in Section IV of this Agreement.

GG. “PSC” means Plaintiffs’ Steering Committee, comprised of the following counsel appointed by the Court:

Gerald E. Meunier
Justin I. Woods
Gainsburgh, Benjamin, David, Meunier & Warshauer, LLC 2800 Energy Centre 1100 Poydras Street New Orleans, LA 70163

Anthony G. Buzbee
Buzee Law Firm
600 Travis, Suite 7300
Houston, Texas 77002

Robert M. Becnel
Law Offices of Robert M. Becnel
425 W. Airline Highway, Suite B
Laplace, Louisiana 70068

Raul R. Bencomo
Bencomo & Associates
639 Loyola Avenue
New Orleans, Louisiana 70113

Frank J. D’Amico, Jr.
Law Offices of Frank D’Amico
622 Baronne Street
New Orleans, Louisiana 70113

Matthew B. Moreland
Becnel Law Firm, LLC
106 W. Seventh Street
Reserve, Louisiana 70084

Dennis C. Reich
Reich & Binstock
4265 San Felipe, Suite 1000
Houston, Texas 77027

Mikal C. Watts
Watts, Guerra & Craft
Bank of America Plaza, Suite 100
300 Convent Street
San Antonio, Texas 78205

Robert C. Hilliard
Hilliard Munoz Guerra, L.L.P.
719 S. Shoreline Boulevard
Suite 500
Corpus Christi, Texas 78401

HH. “Publication Notice” means the notice published in accordance with the Settlement Notice Plan.

II. “Release” means the release and waiver set forth in Section IX of this Agreement.

JJ. “Released Claims” means any and all claims, existing now or arising in the future, for any Damages, injunctive relief or other equitable relief against any of the Released Parties that any Releasor has, or may have had, or may have in the future that have been, or that could have been raised in any action, including the Pending Actions, regardless of whether the claimed injuries and/or damages are not yet known or manifested or whether such claim is known or unknown, filed or unfiled, asserted or not asserted in any action, including the Pending Actions, and regardless of the legal theory involved, including, but not limited to, all of the claims set forth in Section IX herein.

KK. “Releasees” or “Released Parties” means the Settlors, including but not limited to, all entities comprising each and every Settlement Group, and each of their past, present and future parents (including intermediate and ultimate parents), subsidiaries, predecessors, affiliates, manufacturing companies, facilities and plants, successors and assigns, and each of their respective past, present and future officers, directors, employees, general agents, agents, representatives, attorneys, heirs, administrators, executors, insurers, predecessors, successors and assigns, or any of them, including any person or entity acting on their behalf or for their benefit or at the direction of any of them.

LL. “Releasor” or “Releasors” means any Class Member who does not timely submit an Opt-Out pursuant to Section VII herein, anyone representing that Class Member or acting on his or her behalf or for his or her benefit, and those Class Members’ agents, attorneys, predecessors, successors, insurers, administrators, heirs, executors and assigns.

MM. “Settlement Amount” shall mean and refer to the total amount to be paid by each Settlement Group as reflected on each Settlement Group’s Individual Settlement Sheet (Exhibit A), which amount will be deposited in the Registry of the Court under this Settlement Agreement.

NN. “Settlement Fund” shall mean that portion of the Settlement Amount (initially paid into the registry of the Court as the Settlement Amount by some or all members of a Settlement Group) remaining at any time after addition of all interest earned or accrued thereon, and deduction of any court-approved disbursements.

OO. “Settlement Group” shall mean those Settlors listed on an Individual Settlement Sheet.

PP. “Settlement Notice Plan” or “Notice Plan” means the comprehensive plan approved in form and content by Class Counsel, Settlors’ Counsel and the Court, to notify the Class of the proposed settlement of the Pending Actions, which articulates the manner and forms of notice. A copy of the Settlement Notice Plan proposed by the Parties for the Court’s approval is attached hereto as Exhibit D.

QQ. “Settlor” means any of those entities (Manufacturers and their insurers) identified on Individual Settlement Sheets which are attached hereto collectively as Exhibit “A” and incorporated into this Settlement Agreement.

RR. Settlors’ Counsel means the lawyers who represent the Settlors, as indicated on the Individual Settlement Sheets.

SS. “Special Master” means any third-party agent or administrator who the PSC and Settlors’ Counsel agree upon with the Court’s approval, and who the PSC then retains, to help implement the terms of this Agreement.

II.	INTRODUCTION AND STATUS OF LITIGATION

A. After the landfalls of Hurricanes Katrina and Rita, the homes of hundreds of thousands of citizens of the United States who resided along the Gulf Coast were rendered uninhabitable, leaving these citizens homeless. FEMA provided housing for these citizens, in part by acquiring EHUs Manufactured by certain Manufacturers.

B. Plaintiffs allege that they were exposed to hazardous levels of formaldehyde in EHUs. The Settlors deny these allegations.

C. Substantial testing, discovery, document production, motion practice and litigation have been completed in the MDL and the Pending Actions, such that the parties hereto are in a reasonable position to assess the factual and legal merits and weaknesses of their respective claims and defenses.

D. As of this date, the parties to the MDL have conducted three bellwether jury trials to verdict, all of which have resulted in defense verdicts and have awarded no money or benefits to the bellwether plaintiffs.

E Substantial time and effort have been expended by the parties and their counsel in negotiating this Settlement Agreement and the settlement contemplated herein.

F. As a result of the extensive litigation completed or in progress, as well as the information at hand, the results of the bellwether trials to date, the Plaintiffs and the Settlors in the Pending Actions conducted negotiations for a global settlement of the Pending Actions, taking in account the following considerations; (a) the merits of the complaints or the lack thereof; (b) the relative strengths and weaknesses of the Plaintiffs’ claims and their respective positions vis-a-vis the issues of liability and damages; (c) the time, expense and effort necessary to maintain the Pending Actions to conclusion; (d) the possibilities of success weighed against the possibilities of loss; (e) the range of potential judgment values, if any, that should be awarded; (f) the legal complexities of the contested issues in the Pending Actions, (h) the risks inherent in protracted litigation; (i) the magnitude of benefits to be gained from immediate settlement in light of both the maximum potential of a favorable outcome with the attendant expense and likelihood of an unfavorable outcome; (j) the strong possibility of no recovery to any potential Class Members whatsoever in light of the past results of the bellwether trials; and (k) the fairness of benefits to or from an immediate settlement under all of the foregoing considerations.

G. In the entering into this settlement, each of the Settlors has denied, and continues to deny, any liability, wrongdoing or responsibility in connection with the claims made in MDL, including but not limited to the Pending Actions, and believes that such claims are without merit and that such claims are barred in whole or in part. Each Settlor that is an insurer denies that any policies issued by it provides coverage for the claims made in the MDL or Pending Actions.

H. The PSC has evaluated the claims in the Pending Actions from a settlement perspective, considering the nature and extent of the alleged injuries and the alleged liability of the Released Parties, the results of the bellwether trials, the costs of prosecuting claims in light of the risks of zero or limited recovery.

I. In light of the foregoing, the consensus of the Parties to this Settlement Agreement is that payment of the proposed Settlement Amount applicable to each Settlement Group and the management thereof under the supervision of the Court would more likely result in the greatest benefit to the potential Class Members in the Pending Actions. Accordingly, as

more fully described in Section IV below, the Parties to this Settlement Agreement shall submit this Settlement Agreement and the exhibits attached hereto to the Court for approval, pursuant to a Joint Motion for Preliminary Approval of Proposed Settlement to be heard on the Court’s docket at a time to be determined by the Court.

In addition, any settlement involving a bankrupt Manufacturer (and/or Insurer whose alleged insured is bankrupt) shall be submitted to the Bankruptcy Court where such Settlor or alleged insured’s bankruptcy case is pending for approval. If the Bankruptcy Court does not approve the settlement as to that Manufacturer, this agreement shall remain in full force and effect as to other Settlors and/or Settlement Groups.

III.	SETTLEMENT RELIEF

A. Special Master. The Parties shall jointly agree on and the Court shall appoint a Special Master for this settlement. Pursuant to this Agreement, the availability of Class Relief to a Class Member will be determined by the Special Master’s evaluation of the Claim Form and other materials submitted by the Claimant, as well as any additional materials that the Special Master may obtain that are related to each Claim.

The fees of the Special Master shall be payable from the appropriate Settlement Fund, subject to Court approval. In the event this Court does not give final approval to this Settlement, the Special Master shall immediately stop any and all activity on this case, and will not be paid any fees for activity taking place thereafter, and the charges of the Special Master shall be borne equally (50/50) between the PSC and the Settlement Groups, up to a maximum amount set out in Section III (B) below (to be shared pro-rata by or on behalf of individual Manufacturers) and any remaining charges above that maximum amount shall be paid by the PSC, unless otherwise provided in a particular Settlor’s/Settlement Group’s Memorandum of Understanding.

B. Settlement Fund

Each Settlement Group shall pay the Settlement Amount reflected on each Individual Settlement Sheet. Each such Settlement Amount after the addition of any earned interest and the subtraction of Court-approved disbursements shall be the Settlement Fund, for the settlement of all Released Claims pertaining to that Settlement Group. There is no joint and several liability among the Settlors or Settlement Groups for the payment of Settlement Amounts. Thus, each Settlement Group is responsible for payment of only that Settlement Amount reflected on its Individual Sheet (Exhibit A), in the respective shares agreed to by members of that Settlement Group and no Settlement Group shall be responsible for more than that Settlement Amount. Further, each Settlor is not jointly and severally liable with other Settlors in the same Settlement Group and is only responsible for the individual amounts listed in the Individual Settlement Sheet and not for other amounts.

Any Class Representative’s Award shall be paid from the appropriate Settlement Fund as determined by the Special Master, with such amount(s) submitted to the Court prior to the Fairness Hearing for approval.

All attorneys’ fees for any PSC or non-PSC attorney, or any other attorney representing a Class Member, shall be paid out of the appropriate Settlement Fund and determined by the PSC, and shall be approved by the Court.

Any Settlement Group that has not deposited its Settlement Amount into the registry of the Court prior to signing this Settlement Agreement, shall deposit the Settlement Amount into the registry of the Court:

(a) as required by any agreement or Memorandum of Understanding applicable to that Settlement Group; or

(b) If no such agreements or Memoranda of Understanding apply, within thirty (30) days of the Court’s order granting Preliminary Approval of this Settlement.

Upon final approval of the Settlement, a Disbursing Account shall be established. The Parties agree that all funds deposited into the Court’s registry shall be transferred to the establishing Disbursing Account and that all expenses associated with the Disbursing Account shall be paid from the global settlement fund.

This Settlement Agreement provides that certain fees and expenses will be deducted from the appropriate Settlement Fund(s), such as attorneys’ fees, notice costs, Special Master fees, all fees related to the Disbursing Account, and others. There shall be a reserve established for all of the fees and expenses listed in this Settlement Agreement that are to be deducted from the appropriate Settlement Fund(s), and that reserve shall be 48% of the Settlement Fund(s), globally and individually, such that the total of all of the fees and expenses to be deducted from the Settlement Fund(s) shall not exceed 48% of each Settlement Fund. That reserve does not include monies to be deducted from a Class Benefit to an individual Class Member pursuant to section (XIV) (Medicare Reporting and Lien Resolution) herein to satisfy a lien. To the extent that any of these combined fees and expenses exceed 48% of an appropriate Settlement Amount for any reason, the Claimant or Claimant’s counsel shall be responsible for the overage. Settlors shall in no way be responsible or liable for any such overage.

The Special Master and/or plaintiffs’ counsel shall provide each Settlement Group with a per plaintiff allocation of that Settlement Group’s Settlement Amount and all amounts deducted therefrom.

In the event this Court does not give final approval to this Settlement, the entire Settlement Amount for each Settlement Group shall be returned to that Settlement Group within five (5) days of any such Court order denying final approval of the Settlement, after deducting the amount needed to pay one-half of the unpaid (1) costs of class notice, and (2) charges of the Special Master, subject to the $35,000 pro-rata limitation for the Settlement Groups provided above, unless a particular Settlor’s Memorandum of Understand provides otherwise. Any remaining costs or charges shall be paid by the PSC.

C. No Further Payment From Settlors.

The PSC and Settlors further expressly agree that, except for the payment of their respective Settlement Amounts, and as set forth above in the event the settlement is not Court-approved, under no circumstances whatsoever shall Settlors be responsible for paying any monies, benefits, costs, administrative costs, expense or attorneys fees in connection with this Settlement Agreement, nor will Settlors be required to take any action or incur any liability or pay any expense or be required to do any other thing, except as expressly provided herein.

IV.	REQUEST FOR PRELIMINARY APPROVAL.

A. The Parties shall submit this Settlement Agreement to the Court for preliminary approval. This submission shall be made by means of a Joint Motion for Preliminary Approval of Proposed Class Settlement signed by the PSC on behalf of the Class and the Settlors, with an attached proposed form of Preliminary Approval Order substantially in the form attached hereto as Exhibit C.

B. Failure of the Court to issue the Preliminary Approval Order attached hereto as Exhibit C shall be sufficient cause for the termination of this Settlement Agreement, but only after a conference is held with the PSC, the Settlors, the Court, and the Special Master to attempt to resolve those issues delaying or preventing the Court’s approval. Thereafter, if no such resolution occurs, written notification of termination shall be provided to the PSC and Settlors’ Counsel by any terminating Party. If certain other Settlors and the Class, as represented by the

PSC, individually and on behalf of the Class, wish to proceed with the settlement after one or more Settlors have terminated this Agreement, they may do so without objection by any terminating Settlor, by resubmitting to the Court for preliminary approval a revised Settlement Agreement.

C. Pursuant to 28 U.S.C. 1715, the Parties shall provide the required notice(s) and accompanying documents to the United States Attorney General and the “appropriate state official” under the terms of that statute within 10 days of the submission of the Preliminary Approval Order to the Court.

V.	NOTICE TO THE CLASS

A. List of Potential Class Members. By April 27, 2012, the PSC will create, at its own expense and only to the extent that such information is reasonably available to the PSC, a List of Potential Class Members. The List of Potential Class Members shall include: (1) any Class Member on whose behalf any member of the PSC has filed a complaint in any court similar to the allegations made in this Action; (2) any plaintiff in a Pending Action; (3) any Class Member who has been a client of the PSC and who is known to the PSC to have formaldehyde-related claims covered by this Settlement Agreement; and (4) any Class Member whose identity (name and address) is otherwise known to the PSC. The List of Potential Class Members shall include, if the information is reasonably available to the PSC, the Class Member’s name and address, the manufacturer(s) of the EHU(s) to which the Class member is matched; and if the Class Member is known by the PSC to be represented by counsel, the Class Member’s name, name of attorney representing that Class Member, and the attorney’s address.

B. First Class Mail and Publication Notice.

Subject to the Court’s Preliminary Approval Order and no later than May 11, 2012, the Special Master, at the PSC’s expense, shall send via First Class Mail, a Class Notice Package, including a Claim Form, to each person (or that person’s attorney, if known by the PSC), listed on the List of Potential Class Members. The Class Notice Package will among other things inform Class Members of the Settlement and the Class Benefits available. Subject to the Preliminary Approval Order, the PSC will begin Publication Notice on the date set by the Court.

The Publication Notice shall inform Class Members that they may obtain a Class Notice Package and Claim Form by any one of several methods including by calling a toll-free number associated with notice. Publication Notice, as set forth in the Settlement Notice Plan, shall constitute advertisements placed in newspapers in Louisiana, Texas, Alabama and Mississippi. The Settlement Notice Plan, agreed to by the PSC and Settlors’ Counsel, is attached hereto as Exhibit D. The Class Notice Package, agreed to by the PSC and Settlors’ Counsel, is attached hereto as Exhibit E. The written Publication Notice for the print media is attached as Exhibit I.

C. Class Notice Package

The Special Master shall send a Class Notice Package, including a Claim Form, to each Class Member or Claimant who requests such package from the PSC as a result of receiving Publication Notice, within seven (7) business days after the PSC receives the Class Member’s request, provided such request is made at least ten (10) days prior to the Opt-Out Deadline. Furthermore, the Special Master will employ other methods by which this Class Notice Package can be obtained easily, including by downloading from a website and by toll free telephone request.

D. Notice Costs.

All costs for Notice under this Settlement Agreement shall be initially paid by the PSC, including but not limited to the costs for Publication Notice, and the costs associated with producing and mailing the Class Notice Package and with making the package available by the other means consistent with the Settlement Notice Plan. The cost of all notice to the class will be ultimately paid from the appropriate Settlement Fund(s), and thus, if the Court enters an order giving final approval to the Settlement, the PSC shall be reimbursed by the appropriate Settlement Fund(s) for its expenses incurred in executing the notice provisions of this Settlement Agreement, prior to any disbursements of the Settlement Fund(s) to Class Members. If the settlement is not approved, the costs of notice shall be borne equally (50/50) between the PSC and the Settlement Groups, up to a maximum amount set out in Section III (B) above (to be shared pro-rata by or on behalf of individual Manufacturers) and any remaining costs above that maximum amount shall be paid by the PSC, unless a particular Settlor’s Memorandum of Understanding provides otherwise.

VI.	CLAIM PROCESS

A. All administrative costs for this settlement are to be paid out of the Settlement Fund(s), in the amounts and ratios determined by the Special Master.

B. The Special Master shall establish a Class Benefit Formula for payments by the Special Master from the appropriate Settlement Fund(s) to all Entitled Class Members. The Special Master shall submit that Class Benefit Formula to the Court for approval five (5) days prior to the Fairness Hearing.

C. To submit a Claim, a Class Member must submit a Claim Form to the Special Master, completed by or for the Claimant, according to the instructions contained in the Claim

Form. The Claim Form must be postmarked on or before the Claim Form Deadline or will be rejected as untimely. A Class Member, though otherwise bound by any judgments to be issued by the Court, including the Final Order and Judgment and its release provisions, is not entitled to Class Relief if he/she submits a Claim Form postmarked after the Claim Form Deadline, or, subject to the provisions of sub-paragraphs D and E below, if the Claim Form submitted is not complete. There shall be no appeal from the Special Master’s denial of Class Benefits based on an untimely Claim Form. Within five (5) business days after the Claim Form Deadline, the Special Master shall give the LRA a first list of all Claimants who submitted timely Claim Forms complete with Class Member’s full name, address, gender, date of birth and social security number.

D. Each Claim Form shall request proof that the Claimant suffered symptoms or injuries as a result of exposure to formaldehyde in an EHU Manufactured by a Manufacturer (and/or an alleged insured of a Manufacturer) and dates of such exposure. Such proof must be received and approved by the Special Master within ninety (90) days of the Claim Form Deadline. A Class Member, though otherwise bound by any judgments to be issued by the court, including the Final Order and Judgment and its release provisions, is not entitled to Class Relief if this proof is not timely provided by that deadline, and the Special Master’s denial of a Claim based on failure to timely provide this proof is not appealable.

E. As to each Claim Form it receives, the Special Master shall ascertain whether the Claimant is an Entitled Class Member solely based on the Claim Form submitted and any supporting documents attached thereto. The Special Master shall determine whether a Claim Form is complete. No Claim Form shall be adjudged complete by the Special Master if it does not accurately provide the Class Member’s full name, address, gender, date of birth, and social security number, Manufacturer and dates of exposure. If a Claim Form is incomplete, the

Special Master has the discretion to seek additional information if needed from the Claimant. The Special Master may seek the Court’s assistance in obtaining any information needed to help complete a Claim Form. All Claim Forms, however, should be complete as to an accurate full name of class member, address of class member, gender, date of birth of Class Member, and social security number of Class Member, Manufacturer and dates of exposure within thirty (30) days after the Claim Form Deadline, and if Claimant has not provided such requested information by that date, the Special Master shall deny the Claim as incomplete and untimely. Within thirty-five (35) days after the Claim Form Deadline, the Special Master shall give the LRA a second and final list of all Claimants who submitted timely Claim Forms initially incomplete, but later complete with Class Member’s full name, address, gender, date of birth and social security number.

F. The PSC shall provide the Special Master with copies of all Plaintiffs’ Fact Sheets produced in this Action by the Claim Form Deadline. For those Class Members for whom the PSC provides the Special Master with a copy of his or her Plaintiff’s Fact Sheet, such Plaintiff’s Fact Sheet shall qualify as a submitted and timely Claim Form, provided that it contains (1) the Class Member’s full name, address, gender, date of birth, social security number, Manufacturer and dates of exposure, or provided that such information is given to the Special Master within thirty (30) days after the Claim Form Deadline; and (2) proof that the Claimant suffered symptoms or injuries as a result of exposure to formaldehyde in an EHU Manufactured by a Manufacturer, or provided that such proof is given to the Special Master within ninety (90) days after the Claim Form Deadline. All provisions relevant to Claim Forms herein apply to Plaintiff’s Fact Sheets submitted by the PSC to the Special Master as Claim Forms.

G. The Special Master shall notify a Claimant if he concludes that such Claim is not the Claim of an Entitled Class Member. Actions and decisions of the Special Master as to whether a Claimant is an Entitled Class Member, with the following exceptions, may be appealed to the District Judge presiding over the Action, if such appeal is filed within fourteen (14) days after the Special Master’s decision. The District Judge’s decisions on appeal shall be final and non-appealable pursuant to the terms of this Settlement Agreement. The costs of any appeal shall be paid by the appropriate Settlement Funds. The following decisions of the Special Master are not appealable: (1) denial of a Claim based on the Claim Form not being postmarked on or before the Claim Form Deadline; (2) denial of the Claim based on a Claimant’s failure to accurately and timely provide the Class Member’s full name, address, gender, date of birth, and social security number, Manufacturer and dates of exposure, within thirty days after the Claim Form Deadline; and (3) denial of a Claim Form based on the Claimant’s failure to timely provide proof that the Class Member was exposed in an EHU Manufactured by a Manufacturer.

H. No payments shall be made by the Special Master on any Claim until after (1) the Final Settlement Date; (2) the Settlors have received a Formal Repayment Agreement, or similar document showing satisfaction and discharge of any statutory claim to any Class Member’s Class Relief or any portion thereof, by all relevant governmental authorities, including Medicare, any relevant state Medicaid agency, TRICARE, the Veteran’s Administration, and Indian Health Services; and (3) the Special Master receives a release agreement signed by each Claimant and/or Class Representative. The Special Master shall have authority to re-allocate settlement funds in all cases where the Claimant fails to claim or collect an allocation made through the Special Master’s protocol.

I. The Special Master shall provide to the Settlors (a) a list of the Claimants approved for payment, (b) a copy of each release agreement signed by any Claimant and/or Class Representative, and (c) a list of the amounts each Claimant approved for payment to receive from the appropriate Settlement Fund.

VII.	OPT-OUTS

A. Any potential Class Member who wishes to be excluded from the Class must mail a written request for exclusion to the PSC, known as an “Opt-Out,” at the address provided in the Class Notice, with a mandatory statement as to which Settlement Group the Class Member has claims against. The Opt-Out must state the following to be valid: (i) identify the Class Member’s name, address and phone number, (ii) identify which Settlement Group (and/or alleged insured) the Class Member has claims against, and (iii) state that the Class Member wishes to be excluded from the Class. The request for exclusion must be received by the PSC by the Opt-Out Deadline. The PSC’s decision as to whether a request for exclusion is or is not timely and received by the Opt-Out Deadline is final and binding. A list reflecting all timely requests for exclusion, identifying the person requesting exclusion and the Settlement Group the Class Member has claims against, shall be assembled by the PSC and filed with the Court at or before the Fairness Hearing. The PSC shall provide that list to Settlor’s Counsel no later than twenty-one (21) days before the Fairness Hearing.

B. Any potential Class Member who is not excluded by the filing of a timely written request for exclusion by the Opt-Out Deadline and/or who does not provide the statement as to which Settlement Group the Class Member has claims against shall be bound by all subsequent proceedings, orders and judgment in this Action, even if he or she has pending, or subsequently initiates, litigation, arbitration or any other proceeding against the Settlement Group for any of the Released Claims.

C. If the PSC receives any Opt-Outs identified for any particular Settlement Group, this Settlement Agreement is voidable at the discretion of that Settlement Group. Such decision to void the Settlement Agreement must be made within fourteen (14) days after the Settlement Group(s) is provided with the list of exclusions/Out-Outs described in Section VII (A) above.

Should any Settlement Group decide to void the Settlement Agreement pursuant to this paragraph, the Settlement Agreement shall remain in force as to all the remaining Settlement Groups unless any of those Settlement Groups agree with the plaintiffs that the agreement is void and unenforceable as to that particular Settlement Group.

If the PSC receives any Opt-Outs for a particular Settlement Group and fewer than all of the Settlors in the Settlement Group seek to void the settlement, the agreement is void as to that individual Settlor only and remains in effect as to the remaining Settlors in that Settlors Group. Such decision to void the Settlement Agreement must be made within fourteen (14) days after Settlement Group(s) is provided with the list of exclusions/Opt-outs described in Section VII (A) above, and written notice to the other Settlors in the Settlement Group of the Settlors intention to void the Settlement Agreement as to that Settlor must be given to the remaining Settlors at least five (5) days prior to giving notice to the PSC and/or Court.

VIII.	OBJECTIONS TO SETTLEMENT

A. Any Class Member who has not filed a timely written request for exclusion and who wishes to object to the fairness, reasonableness or adequacy of this Agreement or the proposed settlement, must deliver to the Court Clerk, and to Gerald Meunier and Ryan E. Johnson at the addresses provided in Section (I)(Q) and (I)(MM) herein, a written objection which references this Action and contains: (i) the name, address, and telephone number of the Class Member, (ii) a statement of each objection being made, (iii) a detailed description of the legal authorities underlying each such objection, (iv) a statement of whether the objector intends to appear at the Fairness Hearing, (v) a list of witnesses whom the objector may call by live testimony, oral deposition testimony or affidavit during the Fairness Hearing, (vi) a description of the testimony to be offered, and (vii) a list of the exhibits which the objector may offer during the Fairness Hearing, along with copies of those exhibits. Such written objection must be received by the Court Clerk, Gerald Meunier and Ryan E. Johnson by July 13,, 2012, or the Class Member shall be forever barred from separately objecting to the Class, separately challenging the Class or in any way collaterally attacking the Class and/or this Settlement.

B. The Special Master must be notified within two (2) days of any objection properly mailed. The Special Master shall respond in writing to any timely filed written objection and shall schedule a hearing to try to resolve the objection. Any person filing the objection must appear in person at the hearing with and scheduled by the Special Master prior to the Fairness Hearing, at the date, time, and place set by the Special Master, and then, if the objection is not resolved, the objector must appear in person at the Fairness Hearing. Any objections which are not resolved in the hearing before the Special Master will be considered by the Court at the time of the Fairness Hearing. The objector may hire his or her individual counsel, hired at the objector’s expense, to appear with the objector at the Special Master’s hearing and/or the Fairness Hearing.

C. The Court, within its discretion and at the request of the PSC or Settlors’ Counsel, may order the deposition prior to the Fairness Hearing of any Class Member (and any witness identified in the written objection) who has not filed a timely written request for exclusion and objects to the fairness, reasonableness or adequacy of this Agreement or the proposed settlement.

D. If a Class Member hires an attorney to represent him or her, the attorney must: (i) file a notice of appearance with the Clerk of Court, and (ii) deliver to Gerald Meunier and Ryan E. Johnson, at the addresses provided in Section (I)(Q) and (I)(MM) herein, a copy of the same, and (iii) otherwise comply with any order of the Court regarding depositions of objecting Class Members. The notice of appearance must be received by the Clerk of Court, Gerald Meunier and Ryan E. Johnson by the date set by the Court, or the attorney will not be allowed to appear at the Fairness Hearing.

E. Any Class Member who files and serves a written objection meeting the requirements set forth herein, may appear at the Fairness Hearing, either in person or through personal counsel hired at the Class Member’s expense, to object to the fairness, reasonableness or adequacy of this Agreement or the proposed settlement. Class Members or their attorneys intending to make an appearance at the Fairness Hearing must deliver to Gerald Meunier at the address provided in Section HH above, and to Ryan E. Johnson at Jones Walker, 8555 United Plaza Blvd, 5th Floor, Baton Rouge, LA 70809, a notice of intention to appear. Such notice of intention to appear must be received by the Court, Gerald Meunier and Ryan E. Johnson, by July 13, 2012. The Court, within its discretion and at the request of the PSC or Settlors’ Counsel, may order the deposition prior to the Fairness Hearing of any Class Member (and any witness identified in the written objection) who has not filed a timely written request for exclusion and who wishes to appear (either in person or through personal counsel) and object to the fairness, reasonableness or adequacy of this Agreement or the proposed settlement.

F. No objection shall be heard by the Court that does not comply with the requirements of this Section, that is not timely filed with the Court, that is not served on Gerald Meunier and Ryan E. Johnson and filed with the Court at the addresses provided in Section (I)(Q) and (I)(MM) herein, or when the objecting Class Member (or his/her witness) has failed to appear and sit for such depositions as ordered by the Court. Any Class Member who fails to comply with the orders of the Court or provisions of this Section shall waive and forfeit any and all rights he or she may have to appear separately and/or object, and shall be bound by all the terms of this Agreement and by all proceedings, orders and judgments in this Action.

G. The Court, within its discretion, may exercise its right to deem any objection as frivolous and award appropriate costs and fees to the PSC and/or Settlors’ counsel.

IX.	RELEASE AND WAIVER

A. Release and Waiver

1. In return for the consideration provided in the Agreement, the Plaintiffs and all other Class Members, on their behalf and on behalf of all other Releasors, shall release, acquit and forever discharge the Releasees from the Released Claims, including but not limited to any and all past, present and future causes of action, claims, damages (including but not limited to compensatory damages, punitive damages, or damages from wrongful death), or any other Damages, awards, equitable, legal and administrative relief, interest, demands or rights that are based upon, related to, or connected with, directly or indirectly, in whole or in part (1) the Released Claims; or (2) the allegations, facts, subjects or issues that were, could have been, may be or could be set forth or raised in any action or in any Pending Action, or (3) exposure to formaldehyde in any EHU Manufactured by a Manufacturer.

2. Plaintiffs and all other Class Members, on their own behalf and on behalf of all other Releasors agree, covenant and acknowledge that they shall not now or hereafter initiate, participate in, maintain, or otherwise bring any claim or cause of action, either directly or indirectly, derivatively, on their own behalf, or on behalf of the Class or the general public, or any other person or entity, against the Releasees based on allegations that are based upon or related to, directly or indirectly, in whole or in part: (1) the Released Claims; (2) the allegations, facts, subjects or issues that have been, could have been, may be or could be set forth or raised in any Pending Action; or (3) exposure to formaldehyde in any EHU.

3. Plaintiffs and all other Class Members and all the other Releasors, and anyone acting on their behalf or for their benefit, without limitation, are precluded and estopped from bringing any claim or cause of action in the future, related to in any way, directly or indirectly, in whole or in part: (1) the Released Claims, (2) the allegations, facts, subjects or issues that have been, could have been, may be or could be set forth or raised in any Pending Action, or (3) exposure to formaldehyde in any EHU.

4. Plaintiffs and the Class Members, on their behalf and on behalf of all other Releasors, acknowledge that they are releasing both known and unknown and suspected and unsuspected claims and causes of action, and are aware that they may hereafter discover legal or equitable claims or remedies or injuries or damages presently unknown or unsuspected or unmanifested (including but not limited to personal injury claims), or facts in addition to or different from those which they now know or believe to be true with respect to the allegations and subject matters in the complaint or other filings in any Pending Actions. Nevertheless, it is the intention of Plaintiffs and the Class Members to fully, finally and forever settle and release all such matters, and all claims and causes of action relating thereto, which exist, hereafter may exist, or might have existed (whether or not previously or currently asserted in any Pending Action).

5. Plaintiffs and the Class Members, on their behalf and on behalf of all other Releasors, hereby expressly acknowledge certain principles of law applicable in some states provided that a general release does not extend to claims (including claims related to unknown or future injuries) that a person does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her may have materially affected his or her settlement with the Released Parties. Notwithstanding such principles of law (statute, regulation, or common law) that may apply, Plaintiffs and the Class Members hereby agree and acknowledge that any such claims (including claims related to unknown or future injuries) are hereby knowingly and voluntarily released, waived and relinquished by Plaintiffs and the Class Members, and Plaintiffs and the Class Members agree and acknowledge that this provision is an essential term of the Agreement and this Release. Plaintiffs, the Class Members, and the PSC warrant and represent that they have specifically contemplated and bargained for the waiver and relinquishment of the claims (including claims related to unknown or future injuries) referenced in this Agreement, including claims that they may not know or suspect to exist at this time and that, if known, may have materially affected this settlement. Plaintiffs, the Class Members, and the PSC also warrant and represent that this Agreement, including the referenced waiver and relinquishment is fair, reasonable, and is being made knowingly, voluntarily, and with all information necessary for the waiver and relinquishment.

6. Plaintiff and Class Members, on their behalf and on behalf of all other Releasors, further agree that no third party, including but not limited to any private attorney general or Cal. Bus. and Prof. Code § 17200 Plaintiff, shall bring any claims released herein on their behalf.

B. The Parties will seek and obtain from the Court a Final Order and Judgment as further described below in Section XII. The Final Order and Judgment shall, among other things: (i) approve this Settlement Agreement as fair, reasonable and adequate, (ii) dismiss all claims against the Released Parties in the MDL and any Pending Actions, with prejudice and on the merits; and (iii) incorporate the terms of the Release as written herein.

X.	ATTORNEYS’ FEES AND EXPENSES

All attorneys’ fees and expenses related to the MDL and any Pending Action shall be paid out of the appropriate Settlement Fund, with prior approval by the Court.

XI.	FAIRNESS HEARING

If the Court enters the Preliminary Approval Order, the Parties shall proceed with due diligence to conduct the Fairness Hearing as ordered by the Court. At such Fairness Hearing, the

Parties shall present such evidence as sufficient to justify the Court’s certification of the Class. Further, at such hearing, the Settlors shall not object to (a) the reasonable presentation of evidence in support of the certification of the Class for settlement purposes only or (b) the certification of the Class for settlement purposes only. However, the parties acknowledge and agree, and shall stipulate to the Court at the Fairness Hearing, that (a) the Class is being certified for settlement purposes only pursuant to the Settlement Agreement, and (b) the Released Parties reserve the right to object to class certification de novo in the event this Agreement is terminated for any reason.

At the Fairness Hearing the Court shall, inter alia, (a) determine whether the Class should be certified, and (b) if the Court determines that the Class is capable of certification under Rule 23 of the Federal Rules of Civil Procedure, as requested by the parties, (i) consider any properly filed objections to the proposed settlement, (ii) determine whether the settlement set forth in the Settlement Agreement is fair, reasonable and adequate and entered into in good faith and without collusion and should be approved, and (iii) if appropriate, contemporaneously certify the Class and dismiss the MDL and all Pending Actions on the merits with prejudice and with each party to bear its own costs, except as provided in this Settlement Agreement.

XII.	FINAL APPROVAL AND FINAL ORDER AND JUDGMENT

Prior to entering the Final Order and Judgment, the Court shall enter any order necessary to transfer any Pending Action that is not already part of the Action and/or MDL to the MDL.

The Settlement Agreement is subject to and completely conditional upon (a) the issuance by the Court and subsequent entry, following the Fairness Hearing, of the Final Order and Judgment certifying the Class and granting final approval of the Settlement Agreement in accordance with Rule 23(e) of the Federal Rules of Civil Procedure, and (b) such Final Order and Judgment becoming final as of the Final Settlement Date. The Final Order and Judgment shall be substantially in the form attached hereto as Exhibit G or in a form mutually agreeable to the PSC and Settlors. The Parties shall take all reasonable and necessary actions to obtain the Final Order and Judgment and to have it made final, as promptly as practicable.

Within five (5) days of the Court entering a Final Order and Judgment in this case, the PSC shall dismiss the MDL and all Pending Actions with prejudice, as to the Released Parties.

In the event that any appeal is filed of the Final Order and Judgment, all remaining deadlines set forth herein shall be stayed, and all activity of the Special Master and the LRA shall be stayed, until the Final Settlement Date.

XIII.	INDEMNIFICATION

To the extent of each Class Member’s individual net recovery and the extent the claim described in this section arises out of the claim of the Class Member, each Class Member shall defend, indemnify, and hold harmless the Released Parties from and against: (a) any and all past, present of future claims, demands, suits, causes of actions, rights of action, liabilities, liens privileges, or judgment of any kind whatsoever (including all expenses, costs and attorneys fee expenses related thereto) by, on behalf of, through, or deriving solely from the claims of that Class Member, or by, on behalf of, through, or deriving from his, her, or its heirs, executors, representatives, attorneys or former attorneys, successor, employers, insurers, employers’ insurers, health insurers, health care providers, assignee, subrogees, predecessors in interest, Medicare or Medicaid, TRICARE, the Veteran’s Administration, or Indian Health Services, successors in interest, beneficiaries or survivors related to the Released Claims; and (b) any claims for Contribution, Indemnity, and/or Subrogation, whether arising under tort, contract or otherwise, related to or connected in any way with the Released Claims of that Class Member.

The indemnity and defense obligation in this Section shall include any and all claims, demands, suits, causes of action, rights of action, liabilities, liens or judgment of any kind whatsoever (including any claims of the Released Parties for reasonable attorneys’ fees and costs) related, directly or indirectly, to the disbursement of or from, or the failure to make disbursement of or from, the appropriate Settlement Fund(s) with respect to the Class Member. To the extent that claims for wrongful death or any other claims of any Class Member have not been released effectively, that Class Member binds himself or herself, and his or her succession or estate, executors, heirs, successors, beneficiaries, assignees, and subrogees, to defend, protect, indemnify, and hold harmless the Released Parties from and against any and all claims, demands, suits, liabilities, liens judgments, rights of action, or causes of action of any kind whatsoever related to the Released Claims, whether arising under tort, contract or otherwise, brought by any person, succession, or estate for the wrongful death or any other claims of that Class Member. This defense and indemnity obligation is intended to apply to any and all claims for wrongful death, whether arising under Louisiana law (including Louisiana Civil Code art, 2315.2) or law of any other state, and whether presently existing or in existence at the time of the death of the Class Member. Anything contained in this Settlement Agreement to the contrary notwithstanding, a Class Member’s obligation to defend, indemnify, and hold harmless the Released Parties from claims for wrongful death of such Class Member shall be limited to that Class Member’s individual net recovery.

XIV.	MEDICARE REPORTING AND LIEN RESOLUTION

The Parties agree to the following process for resolving possible statutory and other claims to Class Relief by governmental authorities, making a good faith effort to adequately protect the interests of Medicare and other governmental authorities:

A. Appointment of Lien Resolution Administrator. The PSC will hire The Garretson Firm Resolution Group, Inc. as the LRA to perform certain functions pursuant to this Section XIV in connection with reimbursement claims that may be asserted by federal Medicare (Part A and B) (“Medicare”), Medicaid, and certain other governmental health care programs with statutory reimbursement or subrogation rights, limited to TRICARE, VA, and Indian Health Services benefits (hereinafter, collectively referred to as “Governmental Authority Third Party Payer/Providers”). The LRA shall not be responsible for identifying or resolving any other liens including, without limitation, liens by any other third-party payers, subrogation claims, liens or other rights to payment relating to medical treatment or lost wages, or any liens based on any legal expenses, bills or costs that have been or may be asserted by any healthcare provider, employer, insurer, including any coverage offered through private insurance companies intended to supplement or replace any plan of a Governmental Authorities Third Party Payer/Provider (including but not limited to Federal Employees Health Benefit (FEHB) plans such as Blue Cross Federal, or Blue 365), or any other person or entity with such reimbursement rights (“Other Liens”). The LRA’s fees and expenses shall be paid by the PSC, with later reimbursement from the appropriate Settlement Fund after the Court has entered final approval of this Settlement.

B. Any Class Member making a Claim must identify Governmental Authority Third Party Payer/Provider Reimbursement Obligations to Lien Resolution Administrator. Each Claimant shall identify, directly, or through counsel, to the LRA all Governmental Authority Third Party Payers/Providers known to them to hold or assert a statutory reimbursement right with respect to any individual settlement payment (and/or the right to receive such individual settlement payment), through procedures and protocols to be established by the LRA. Claimants and their counsel must cooperate with the procedures and protocols established by the LRA.

C. LRA shall resolve Governmental Authority Third Party Tort Recovery Claims and Liens. According to the LRA’s procedures and protocols, the LRA shall resolve all conditional payment reimbursement rights that have been or may be asserted by Medicare within the meaning of the Medicare Secondary Payer statute (42 U.S.C. §1395y), and all payment reimbursement rights made by state Medicaid agencies, as appropriate, and any other federal reimbursement right asserted by TRICARE, Veteran’s Administration or Indian Health Services based upon the provision of medical care or treatment provided to the Class Member on whose behalf a Claim is filed; provided however, that nothing herein is intended to create a right of reimbursement where none would otherwise exist under applicable state or federal tort recovery statutes. LRA shall provide a copy of its reporting form to Settlors through Settlors’ Counsel.

D. LRA shall identify amounts necessary to resolve Governmental Authority Third Party Tort Recovery Claims and Liens. Within ninety (90) days after the LRA receives the first list of complete Claim Forms from the Special Master pursuant to Section VI herein, the LRA shall, as to each Class Member on that list, certify to Settlors whether: (1) any statutory claim is being asserted under federal laws by the Centers for Medicare and Medicaid Services (“CMS”) for federal Medicare (Parts A and B); (2) any statutory lien is being asserted under state laws by the respective state Medicaid agency which paid for a Class Member’s injury-related medical expenses; and/or (3) any other federal reimbursement right is being asserted under any of TRICARE, VA or Indian Health Services, where any such claim and/or lien is determined to exist. Within ninety (90) days after the LRA receives the second list of complete Claim Forms from the Special Master pursuant to Section VI herein, the LRA shall, as to each Class Member on that second list, certify to Settlors whether: (1) any statutory claim is being asserted under federal laws by the Centers for Medicare and Medicaid Services (“CMS”) for federal Medicare

(Parts A and B); (2) any statutory lien is being asserted under state laws by the respective state Medicaid agency which paid for a Class Member’s injury-related medical expenses; and/or (3) any other federal reimbursement right is being asserted under any of TRICARE, VA or Indian Health Services, where any such claim and/or lien is determined to exist. The LRA shall further certify to Settlors for all Class Members on both the first and second lists combined either: (1) the amount to resolve any and all such claims and/or liens as established by the agreement of the LRA and CMS and the LRA and the other respective federal or state agencies (“Final Statutory Lien Amount”); or (2) the “holdback” amount agreed to by CMS and the respective federal or state agencies under which such agencies have agreed to finally resolve their respective statutory claims and/or liens (“Holdback Amount”). The Final Statutory Lien Amount and/or the Holdback Amount, whichever is applied, shall be paid from Class Benefits prior to the disbursement of any Class Benefits.

E. When Funds May Be Disbursed. The Special Master shall not disburse any settlement monies to any Claimant until Settlors have obtained from all Governmental Authority Third Party Payer/Providers satisfactory proof of satisfaction and discharge of all statutory Medicare claims asserted as to any Entitled Class Member, any statutory liens asserted by a state Medicaid agency or agencies as to any Entitled Class Member, and any statutory reimbursement or subrogation right asserted by any other Governmental Third Party Payer/Provider, as set forth in Section XIV (G), along with certification from the LRA as to the same.

F. Compliance with MMSEA. The LRA’s duties include not only ensuring compliance with all relevant provisions of the Medicare Secondary Payer Act (42 U.S.C. §1395y) as discussed above, but also include ensuring compliance under Section 111 of the Medicare, Medicaid and SCHIP Extension Act of 2007 (42 U.S.C. §1395y(b)(8))(MMSEA)), which poses certain reporting requirements for certain entities involved in settling personal injury claims involving a Medicare beneficiary. The LRA shall obtain and provide information satisfactory to Settlors, from the Centers for Medicare and Medicaid Services (“CMS”) central offices, that all of Settlors’ MMSEA reporting obligations, to the extent applicable to Settlors, have been satisfied prior to all associated deadlines and/or disbursement of proceeds to Medicare-entitled Claimants as agreed by the Parties.

G. Proof of Satisfaction of Third Party Payments to Settlors. Settlors shall be entitled to proof of satisfaction and discharge of any or all such statutory Medicare claims asserted by CMS in relation to any particular Claimant, any statutory liens asserted by a state Medicaid agency or agencies, and any statutory reimbursement or subrogation right asserted by any other Governmental Third Party Payer/Provider, including a copy of the actual closure documentation that the LRA receives from an Governmental Authority Third Party Payer/Provider The LRA shall provide to Settlors that proof at the earliest time possible.

H. Indemnity from LRA. The PSC shall seek to secure a mutually agreeable indemnity agreement from the LRA in favor of the Settlors. Unless the parties agree otherwise, this Settlement Agreement shall be conditioned upon the execution of such an indemnity agreement.

I. Access to Information. Settlors shall have access to individual plaintiff information provided to Garretson as LRA. Plaintiffs’ counsel will provide Settlors initially with the following personal information for each known claimant: (1) full legal name; (2) date of birth; (3) full social security number; and (4) sex. Whenever it may be determined by anyone that reporting to CMS is required with regard to any claimant, plaintiffs’ counsel will further supply to Settlors any and all additional personal information regarding each such claimant that may be required by Settlors to enable them to fulfill all Medicare Secondary Payer Mandatory Reporting requirements. This information will be used by Settlors only for purposes of compliance with

Medicare Secondary Payer Reporting Requirements. Alternatively, if Garretson can present Settlors with a written confirmed waiver of Settlors’ Medicare Secondary Reporting Requirements as to any one or more claimants, issued by CMS prior to disbursement of any Class Benefits, then provision of the above-described personal information will not be necessary as to such claimants.

XV.	PSC REPRESENTATION

A. The PSC covenants, represents and warrants to the Settlors that:

1. Prior to the Fairness Hearing, the PSC shall have explained the terms and effect of this Settlement Agreement to the Class Representatives and their signatures shall have been obtained in support of this Settlement Agreement; such signatures shall be filed into the record of the Action at the Fairness Hearing.

2. The PSC has not and will not make any undisclosed payment or promise to any Class Representative for the direct or indirect purpose of obtaining that Class Representative’s consent to the Agreement.

3. No member of the PSC will represent any Class Member requesting exclusion from the Class if to do so would constitute a violation of the Rules of Professional Conduct.

4. The PSC and the Class Members are solely responsible for the payment of any liens against the Class Benefits received. No Class Benefits will be disbursed to any Class Member until all valid liens are paid.

5. The PSC represents that no Class Member has assigned any of his/her/its rights of action herein to anyone else.

B. Except as otherwise provided herein, without prior written approval of the Court, the PSC will not use, distribute, give, sell, or transfer any materials obtained from any one or more of the Settlors as a result of the MDL or the Pending actions for use in any other litigation or purpose.

C. The PSC, the Class, and the Settlors shall use their best efforts to conclude the settlement and obtain the Final Order and Judgment. The PSC, the Class, and the Settlors agree that it is essential that this proposed settlement be prosecuted to a successful conclusion in accordance with all applicable provisions of law and the exercise of good faith on the part of the PSC, the Class, and the Settlors. Inherent in the accomplishment of this mutual goal is the understanding among the Parties that the PSC, the Class, and the Settlors assume the mutual obligation to each other to assist and cooperate in the effectuation of the settlement in accordance with all applicable legal requirements. To that end, the PSC, the Class, and the Settlors commit to affirmatively support the settlement in the event of appeal, to maintain the integrity and goals of the settlement in all further proceedings in the Action, and to take such action as may be legally proper to assure the jurisdiction of the Court in this and all subsequent proceedings. The PSC, the Class, and the Settlors agree to be bound by and to the terms of this settlement in any court of competent jurisdiction to the same extent as they agree to be bound herein, to which end the PSC, the Class, and the Settlors agree that the terms hereof are contractual, binding and enforceable obligations and not merely a recital. In furtherance of this Agreement, the PSC, the Class, and the Settlors agree to take such action as may be appropriate to secure court approval of the terms of this settlement in a court of competent jurisdiction.

D. The PSC further warrants and represents to the Settlors that it has the full authority to enter into this Settlement Agreement on behalf of and bind the Class and all of the Plaintiffs and their attorneys in the MDL and the Pending Actions.

XVI.	STAY ORDERS

Simultaneously with the filing of this Settlement Agreement with the Court, the Parties shall submit to the Court a joint motion for stay of the Pending Actions signed by or on behalf of the Class, the PSC, and the Settlors, with a proposed form of stay order attached thereto, pursuant to which stay order, the Court shall enjoin and stay, during the pendency of the settlement proceedings contemplated by this Agreement, the commencement and/or prosecution of any and all Pending Actions or any other action by any Class Member or anyone on his or her behalf against any of the Releasees asserting Released Claims, such stay and injunction to remain effective during the pendency of such settlement proceedings unless modified by further order of the Court. The Parties shall use their best efforts to obtain this stay order.

XVII.	ENTIRE AGREEMENT AND SEVERABILITY

The Settlement Agreement, including the Individual Settlement Sheets attached hereto collectively as Exhibit “A,” together with the Memoranda of Understanding executed by the individual Settlors and/or Settlement Groups, contain the entire agreement between the Parties with respect to the subject matter hereof and, except as specifically set forth herein or therein, supersedes and cancels all previous agreements, negotiations, and commitments in writings between the Parties hereto with respect to the subject matter hereof. This Settlement Agreement may not be changed or modified in any manner unless in writing and signed by a duly authorized officer of each Settlor, and a duly authorized representative of the PSC. The terms of this Settlement Agreement may be amended by agreement of the Parties and with approval of the Court without further notice to the Class, if such changes are consistent with the Preliminary Approval Order and do not limit the rights of Class Members. This Settlement Agreement may be signed in multiple counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument.

This Settlement Agreement shall be binding on the successors and assigns of the Parties.

If any court of competent jurisdiction determines any portion of this Settlement Agreement is unenforceable and/or void for any reason, that unenforceable provision shall be severed and the remaining portions of this Settlement Agreement will remain in full force, unless removing the remaining provision materially alters the provisions of the Settlement Agreement. In that effect, the entire Settlement Agreement will not be enforceable unless agreed to by the Parties.

XVIII.	NOTICE TO COUNSEL

Anytime that notice to or delivery of any document to Settlors’ Counsel or the PSC is required as set forth in this Agreement, such notice and/or documentation shall be mailed to Settlors’ Counsel at the addresses listed in on the Individual Settlement Sheets for each Settlor and/or Settlement Group , and to the PSC at the address listed in Section I(MM) (“PSC” definition) of this Agreement, unless otherwise specified.

Agreed to this      day of April, 2012.

Gerald E. Meunier
Gainsburgh, Benjamin, David, Meunier & Warshauer, LLC
2800 Energy Center
1100 Poydras St.
New Orleans, LA 70163

On behalf of the PSC and Plaintiffs/Class Members

INDIVIDUAL SETTLEMENT SHEET

(EXHIBIT A to Stipulation of Settlement)

NAME OF SETTLOR:

SETTLOR’S COUNSEL:

SETTLEMENT AMOUNT:

OTHER APPLICABLE PROVISIONS:

Plaintiffs’ Counsel	Date

Settlors’ Counsel	Date

INDIVIDUAL SETTLEMENT SHEET

(EXHIBIT A to Stipulation of Settlement)

NAME OF SETTLORS:

Thor Industries, Inc.

Citair, Inc.

Damon Motor Coach

DS Corp., d/b/a CrossRoads RV

Dutchmen Manufacturing, Inc.,

Four Winds International, Inc.

Keystone RV Company

Komfort Corp.

Thor Industries, Inc.

Thor California, Inc., a.k.a., MPV RV, Inc.

Chartis Specialty Insurance Company (formerly known as American International

Specialty Lines Insurance Company)

National Union Fire Insurance Company of Pittsburg, Pa.

SETTLOR’S COUNSEL:

James C. Percy

Ryan E. Johnson

Jones Walker

8555 United Plaza Blvd., Fifth Floor

Baton Rouge, Louisiana 70809

(Counsel for Citair, Inc., Damon Motor Coach, DS Corp, Dutchmen Manufacturing, Inc.,

Four Winds International, Inc., Keystone RV Company, Komfort Corp., Thor Industries,

Inc., Thor California, a/k/a MPV RV, Inc.)

Charles E. Leche

Deutsche, Kerrigan & Stiles, L.L.P.

755 Magazine Street

New Orleans, Louisiana 70130

(Counsel for Chartis Specialty Insurance Company and National Union Fire Insurance

Company of Pittsburg, Pa.)

1

SETTLEMENT AMOUNT:

$6,250,000

OTHER APPLICABLE PROVISIONS:

This is Settlement Agreement is subject to and incorporates the provisions of the February 10, 2012 Memorandum of Understanding executed between the parties.

/s/ Justin I. Woods	4-13-12
Plaintiffs’ Counsel	Date

/s/ Ryan E. Johnson	4-13-12
Settlors’ Counsel	Date
(Ryan E. Johnson)

/s/ Charles E. Leche (with permission REJ)	4-13-12
Settlors’ Counsel	Date
(Charles E. Leche)

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INDIVIDUAL SETTLEMENT SHEET

(EXHIBIT A to Stipulation of Settlement)

NAME OF SETTLORS: Heartland Recreational Vehicles, L.L.C. and its insurers, The

Burlington Insurance Company and Westchester Insurance Company.

SETTLOR’S COUNSEL: Thomas G. Buck, BLUE WILLIAMS, LLP

SETTLEMENT AMOUNT: $552,600.00

OTHER APPLICABLE PROVISIONS:

This is Settlement Agreement is subject to and incorporates the provisions of the Memorandum of Understanding executed between the parties.

/s/ Justin I. Woods	4-13-2012
Plaintiffs’ Counsel	Date

/s/ Thomas G. Buck	4-13-2012
Settlors’ Counsel (Thomas G. Buck)	Date

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